UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2014

LINEAR TECHNOLOGY CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard,  Milpitas, California 95035

 (Address of principal executive offices, including zip code)

(408) 432-1900

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Linear Technology Corporation (“Linear”) is filing this Form 8-K/A to amend Linear’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on October 17, 2014 (the “Original Filing”), in order to reflect the material terms of the compensation arrangements of certain officers.

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Paul Coghlan as Chief Executive Officer

On October 14, 2014, Linear announced that Paul Coghlan, its Chief Financial Officer, had given notice of his intention to retire at the end of the 2015 fiscal year.  In conformance with that intention, Mr. Coghlan resigned as CFO effective June 28, 2015.  Mr. Coghlan will provide transitional services to the Company as an employee until about July 15, 2015 pursuant to a Transition Agreement, and thereafter through the end of the 2016 fiscal year as a consultant pursuant to a Consulting Agreement.  The Transition Agreement and the Consulting Agreement are attached hereto as exhibits, and the description of each herein is qualified by reference to those documents.

Under the Transition Agreement, all of Mr. Coghlan’s current employment arrangements will remain in place, including continued vesting of the equity awards he currently holds and the severance terms in his 2000 Employment Agreement.    Under the Consulting Agreement, Mr. Coghlan will receive a consulting fee of $160,000 for the year of service,  payable in equal monthly installments.  Mr. Coghlan’s equity awards will also continue to vest over the term of the Consulting Agreement.  Mr. Coghlan may terminate the Consulting Agreement at any time, and Linear may terminate it for “cause” (as defined), in each of which cases all payments and vesting of equity awards cease.  In the event of a “change in control” of Linear (as defined)   or Mr. Coghlan’s death, Mr. Coghlan (or his estate) will receive a lump sum payment equal to the total remaining monthly cash payments, and the vesting of his equity awards will accelerate to the extent they would have vested through July 3, 2016.

Appointment of Donald Zerio as Chief Financial Officer

Effective with Mr. Coghlan’s resignation, Donald Zerio became Linear’s Chief Financial Officer.  Mr. Zerio, age 54, had served as Linear’s Corporate Controller for the past twelve years.  Mr. Zerio has over 25 years of financial experience in the technology industry gained from senior financial management positions with large multinational companies, small emerging companies and a Big 4 accounting firm.  Mr. Zerio received his B.S. degree in Accounting from the University of Connecticut in 1982.

Mr. Zerio’s current salary is $280,800 and he is eligible to participate in Linear’s Profit Sharing and Key Employee Bonus Plans for the just-ended 2015 fiscal year, as do other key employees of Linear generally.  As Chief Financial Officer, Mr. Zerio’s salary will initially continue at the current rate, and he will continue to be eligible to participate in these plans.  Linear’s other compensation practices and plans for its executive officers, including for Mr. Zerio going forward, are set forth in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders.

There are no family relationships between Mr. Zerio and any director or executive officer of Linear, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.59	Transition Agreement, dated as of June 26, 2015, between Linear Technology Corporation and Paul Coghlan.
10.60	Consulting Agreement, dated as of June 26, 2015, between Linear Technology Corporation and Paul Coghlan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION

By:	/s/ Lothar Maier
Lothar Maier
Chief Executive Officer

Date:  June 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement, dated as of June 26, 2015, between Linear Technology Corporation and Paul Coghlan.
10.2	Consulting Agreement, dated as of June 26, 2015, between Linear Technology Corporation and Paul Coghlan.